Exhibit 99.1

VASCO Reports Results for Fourth Quarter and Full Year 2011

Revenue from continuing operations for the fourth quarter and full year 2011 was $48.5 million and $168.1 million, respectively, an increase of 47% compared to the fourth quarter 2010 and an increase of 56% compared to full year 2010. Operating income from continuing operations for the fourth quarter and full year 2011 was $9.1 million and $24.8 million, respectively, an increase of 20% and 100% compared to the fourth quarter and full year 2010, respectively. Financial results for the periods ended December 31, 2011 and guidance for full year 2012 to be discussed on conference call today at 10:00 a.m. E.S.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, February 16, 2012—VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today reported financial results for the fourth quarter and full year ended December 31, 2011.

Revenue from continuing operations for the fourth quarter of 2011 increased 47% to $48.5 million from $33.0 million in 2010 and, for the full year 2011, increased 56% to $168.1 million from $108.0 million in 2010.

Net income from continuing operations for the fourth quarter of 2011 was $11.3 million, or $0.29 per fully diluted share, an increase of $4.7 million, or 70%, from $6.7 million, or $0.17 per fully diluted share, for the fourth quarter of 2010. Net income from continuing operations for the full year 2011 was $24.3 million, or $0.63 per fully diluted share, an increase of $13.4 million, or 124%, from $10.8 million, or $0.28 per fully diluted share for the full year 2010.

Net income, which includes the impact of our discontinued operations, for the fourth quarter of 2011 was $10.8 million, or $0.28 per diluted share. Net income for the full year 2011 was $18.1 million, or $0.47 per diluted share.

Financial Highlights:

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Gross profit from continuing operations was $32.0 million or 66% of revenue for the fourth quarter of 2011 and $108.1 million or 64% of revenue for the full year 2011. Gross profit was $23.3 million or 71% of revenue for the fourth quarter of 2010 and $76.0 million or 70% of revenue for the full year 2010.

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Operating expenses from continuing operations for the fourth quarter and full year 2011 were $22.9 million and $83.3 million, respectively, an increase of 46% from $15.7 million reported for the fourth quarter 2010 and an increase of 31% from $63.6 million reported for the full year 2010.

Operating expenses from continuing operations for the fourth quarter and full year 2011 included $3.9 million and $6.1 million, respectively, of expenses related to stock-based incentives. Operating expenses from continuing operations for the fourth quarter and full year 2010 included a benefit of $0.9 million and expense of $1.0 million, respectively, related to stock-based incentives.

Operating expenses from continuing operations for the fourth quarter and full year 2011 also included $0.5 million and $2.0 million, respectively, of expenses related to the amortization of purchased intangible assets. Operating expenses for the fourth quarter and full year 2010 included $0.1 million and $0.4 million, respectively, of expenses related to the amortization of purchased intangible assets.

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Operating income from continuing operations for the fourth quarter and full year 2011 was $9.1 million and $24.8 million, respectively, an increase of $1.5 million, or 20%, from $7.6 million reported for the fourth quarter of 2010 and an increase of $12.4 million, or 100%, from the $12.4 million reported for the full year 2010. Operating income as a percentage of revenue for the fourth quarter and full year 2011 was 19% and 15%, respectively, compared to 23% and 11% for the comparable periods in 2010.

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Earnings before interest, taxes, depreciation and amortization from continuing operations was $10.3 million and $29.1 million for the fourth quarter and for the full year 2011, respectively, an increase of 25% from $8.2 million reported for the fourth quarter of 2010 and an increase of 87% from $15.5 million reported for the full year 2010.

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Net cash balances, total cash and cash equivalents less bank borrowings, at December 31, 2011 totaled $84.5 million compared to $77.5 million and $85.5 million at September 30, 2011 and December 31, 2010, respectively.

Operational and Other Highlights:

•	Konami Digital Entertainment chooses DIGIPASS technology to secure its online services

•	Caixa Geral de Depositos France implements VASCO’s DIGIPASS technology to secure its online customer base

•	VASCO launches its second generation for Intel® Identity Protection Technology: DIGIPASS for Windows Powered by Intel® IPT

•	IDENTIKEY federated authentication extends access control across multiple applications and unconnected networks

•	VASCO Data Security and OneLogin Protect Customers Accessing the Cloud

•	VASCO and OpSource partner to provide secure cloud services

•	VASCO SEAL announces new e-learning course for latest IDENTIKEY Server 3.3

Guidance for full-year 2012:

VASCO is providing guidance for the full-year 2012 as follows:

•	Revenue for 2012 is expected to be $175 million or more, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, for full-year 2012 is projected to be in the range of 13% to 16%.

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“The results for the fourth quarter and full year 2011 exceeded our expectations and were the best in the company’s history,” stated T. Kendall Hunt, Chairman & CEO. “The results of the quarter and full year reflected the benefit of several large transactions in both the banking and enterprise and application security markets, including transactions coming from new customers, some of which are coming from developing markets. While we do not expect that these individual customers will generate comparable revenue in 2012, we do believe that they will represent new revenue opportunities in years beyond 2012 given our sustainable, repeatable revenue model. With that model, our results have varied substantially period to period based on the specific orders being processed in each period and we would expect that situation to continue for 2012. Over the longer term, however, our sustainable, repeatable revenue model has resulted in substantial growth for our company over the last 8 years”

“We are very pleased with the progress we made in both the banking market and the enterprise and application security market in 2011,” said Jan Valcke, VASCO’s President and COO. “Revenue from the banking market grew by more than 45% for the quarter and more than 70% for the full year over the same periods in 2010, with more than 10% growth in all of our geographic markets for both the fourth quarter and full-year 2011. In addition, we experienced a return to strong growth in the enterprise and application security market in the fourth quarter of 2011 as revenue increased by more than 40% in the quarter compared to 2010. Although we do not expect to repeat the strong results of the last quarter in the first quarter of 2012, we believe that the demand for our products continues to be strong. “

Cliff Bown, Executive Vice President and CFO added, “With the strong performance of our business, including the strength of the business in the Americas, we determined that it is more likely than not that we will be able to use all of our net operating loss carryforwards in the U.S. As a result, we eliminated the reserve we had established in previous periods related to the benefit of the net operating loss carryfoward and reduced tax expense by $3.9 million in the fourth quarter of 2011. While the reversal of the reserve clearly benefits our 2011 results it will also increase our tax rate in 2012.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, February 16, 2011, at 10:00 a.m. EST—16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the fourth quarter and full year 2011 and guidance for full year 2012.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 800-772-3714

International: +1 212-231-2915

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.

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VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue	$48,528	$33,005	$168,082	$107,963
Cost of goods sold	16,502	9,709	59,970	31,997

Gross profit	32,026	23,296	108,112	75,966

Operating costs:
Sales and marketing	10,739	7,899	40,294	31,027
Research and development	5,190	3,625	18,636	13,568
General and administrative	6,533	4,072	22,450	18,538
Amortization of purchased intangible assets	482	114	1,967	443

Total operating costs	22,944	15,710	83,347	63,576

Operating income	9,082	7,586	24,765	12,390

Interest income, net	139	99	543	324
Other income, net	241	40	500	698

Income from continuing operations before income taxes	9,462	7,725	25,808	13,412
Provision (benefit) for income taxes	(1,876)	1,071	1,557	2,606

Net income—continuing operations	$11,338	$6,654	$24,251	$10,806
Income (loss) from discontinued operations	(561)	—	(6,118)	—

Net income	$10,777	$6,654	$18,133	$10,806

Basic net income (loss) per share
Continuing operations	$0.30	$0.18	$0.65	$0.29
Discontinued operations	(0.01)	—	(0.16)	—

Total net income per share	$0.29	$0.18	$0.48	$0.29

Diluted income (loss) per share
Continuing operations	$0.29	$0.17	$0.63	$0.28
Discontinued operations	(0.01)	—	(0.16)	—

Total net income per share	$0.28	$0.17	$0.47	$0.28

Weighted average shares outstanding:
Basic	37,626	37,417	37,555	37,413

Diluted	38,440	38,316	38,568	38,241

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VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$84,497	$85,533
Accounts receivable, net of allowance for doubtful accounts	31,618	21,702
Inventories	16,033	10,710
Prepaid expenses	1,657	1,859
Foreign sales tax receivable	683	2,282
Deferred income taxes	2,382	369
Assets of discontinued operations	2,545	—
Other current assets	343	199

Total current assets	139,758	122,654

Property and equipment, net	4,405	4,771
Goodwill, net of accumulated amortization	12,910	12,772
Intangible assets, net of accumulated amortization	8,091	1,603
Other assets, net of accumulated amortization	3,759	1,141

Total assets	$168,923	$142,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,328	$8,857
Deferred revenue	8,649	6,464
Accrued wages and payroll taxes	6,564	4,971
Income taxes payable	1,965	2,109
Liabilities of discontinued operations	1,592	—
Other accrued expenses	5,070	3,364

Total current liabilities	31,168	25,765

Accrued compensation	1,526	456
Deferred tax liability	324	180
Other long-term liabilities	106	47

Total liabilities	33,124	26,448

Stockholders’ equity
Common stock	38	38
Additional paid-in capital	71,720	68,428
Accumulated income	65,658	47,524
Accumulated other comprehensive income (loss)	(1,617)	503

Total stockholders’ equity	135,799	116,493

Total liabilities and stockholders’ equity	$168,923	$142,941

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Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations to net income from continuing operations(in thousands):

	Three months		Twelve months
	ended December 31,		ended December 31,
	2011	2010	2011	2010
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA from continuing operations	$10,270	$8,208	$29,075	$15,546

Interest income, net	139	99	543	324
Provision for income taxes	1,876	(1,071)	(1,557)	(2,606)
Depreciation and amortization	(947)	(582)	(3,810)	(2,458)

Net income from continuing operations	$11,338	$6,654	$24,251	$10,806

EBITDA is a non-GAAP financial measure within the meaning of applicable U.S. Securities and Exchange Commission rules and regulations. We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, which will be filed as part of our annual report on Form 10-K, provides the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

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About VASCO: About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, among other things, our expectations regarding the DigiNotar bankruptcy process, the impairment of our investment in DigiNotar, the timeframe in which the impairment costs will be incurred, our ability to recover amounts held in escrow, our ability to offset amounts that may be owed to DigiNotar by other VASCO affiliates against amounts owed to VASCO affiliates by DigiNotar, and our ability to effectively integrate certain intellectual property assets previously used by DigiNotar into our operations, as well as the prospects of, and developments and business strategies for, VASCO and our operations, including the development and marketing of certain new products and the anticipated future growth in certain markets in which we currently market and sell our products or anticipate selling and marketing our products in the future. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. Although VASCO believes that our expectations are reasonable, we can give no assurance that these expectations will prove to be correct. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated above include, among others, unanticipated costs associated with DigiNotar’s bankruptcy or potential claims that may arise in connection with the hacking incidents at DigiNotar. Additional risks, uncertainties and other factors have been described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2010 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com

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